Registration No. 333-115998

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Orange Hospitality, Inc.
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      (Exact name of Registrant as Specified in Its Governing Instruments)

                                78 Okner Parkway
                          Livingston, New Jersey 07039
                                 (973) 597-6433
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    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               Mr. Brad Honigfeld
                                78 Okner Parkway
                          Livingston, New Jersey 07039
                                 (973) 597-6433
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     (Name, Address, Including Zip Code and Telephone Number, Including Area
                           Code, of Agent for Service)

                                   Copies to:
                             Jeffrey E. Jordan, Esq.
                                 Arent Fox PLLC
                           1050 Connecticut Avenue, NW
                              Washington, DC 20036
                                 (202) 857-6473

                            DEREGISTRATION OF SHARES

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-115998), which was declared effective on February 1, 2005, is being filed to deregister all of the 33,375,439 shares of Registrant's common stock that had been registered for sale thereby. None of those shares has been sold, and the Registrant has withdrawn the Registration Statement.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livingston, State of New Jersey, on May 6, 2005.


                                ORANGE HOSPITALITY, INC.

                                By: /s/ Brad Honigfeld
                                    ------------------------------------------
                                    Brad Honigfeld
                                    Chairman

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.


         Signature                        Capacities                     Date
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    /s/ Brad Honigfeld        Sole Director, Principal Financial     May 6, 2005
    ------------------           Officer and Principal Accounting
    Brad Honigfeld                           Officer